UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Charmany Drive

Madison, Wisconsin 53719

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (608) 238-8008

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On February 3, 2023, First Business Bank (the “Bank”) entered into the Second Amended and Restated Agreement (the “Amended Employment Agreement”) with Corey A. Chambas, Chief Executive Officer of First Business Financial Services, Inc. (the “Company”), providing for certain amendments to Mr. Chambas’s employment arrangements with the Company and the Bank under his previous Employment Agreement dated December 22, 2014, as amended (the “Previous Employment Agreement”).

As a result of the amendments to the Previous Employment Agreement, under the Amended Employment Agreement, Mr. Chambas’s Normal Retirement Benefit and Early Retirement Benefit, each as defined in the Amended Employment Agreement, will be determined based on his highest Aggregate Compensation for the year of separation and the immediately preceding three years. For this purpose, “Aggregate Compensation” for any year will be equal to the aggregate of his base salary for the year and the highest of (i) the amount of his target bonus for the year of separation, (ii) the average of his actual bonuses earned, if any, for the two immediately preceding years, or (iii) the average of the amounts of actual bonuses earned, if any, for the three immediately preceding years. Under the Previous Employment Agreement, Mr. Chambas’s Normal Retirement Benefit and Early Retirement Benefit were calculated the based on the aggregate of his base salary for the year in which the separation occurred and the highest of (x) the amount of his target bonus for the year, (y) the average of the amounts of his actual bonuses, if any, for the two immediately preceding years, or (z) the average of the amounts of his actual bonuses, if any, for the three immediately preceding years.

The obligations of the Company and the Bank under the Amended Employment Agreement are premised upon and conditioned upon Mr. Chambas being employed in a senior executive position.

The foregoing description of the material amendments to the Previous Employment Agreement is not intended to be complete, and is qualified in all respects by the text of the Amended Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with his entry into the Amended Employment Agreement, on February 3, 2023, Mr. Chambas agreed to amendments to the Award Agreements (the “Award Agreements”) relating to the restricted stock and the performance-based restricted stock awarded to him by the Company on February 16, 2021 under the Plan (as defined below) to delete the provision providing for vesting of the respective awards upon a Change in Control of the Company (as defined in the Plan). As a result of the amendments, the Award Agreements default to the change in control vesting provisions of the Plan, which provide for vesting upon the occurrence of both a Change in Control and certain terminations of the participant’s employment within the subsequent 24 months. Forms of each of the Award Agreement amendments are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended and Restated Agreement by and between First Business Bank, First Business Financial Services, Inc. and Corey Chambas, dated as of February 3, 2023

10.2	Form of Amendment to Restricted Stock Award Agreement, dated as of February 3, 2023

10.3	Form of Amendment to Performance-Based Restricted Stock Unit Agreement, dated as of February 3, 2023

104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2023	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Edward G. Sloane, Jr.
Edward G. Sloane, Jr.
Chief Financial Officer